Exhibit 10.1

LOAN AND SECURITY AGREEMENT
(Dated as of May 30, 2014)
Between
UTICA LEASECO, LLC
And
RANOR, INC.

LOAN AND SECURITY AGREEMENT

(“Agreement”)

This Agreement dated as of May 30, 2014, is an agreement between UTICA LEASECO, LLC, a Florida limited liability company, with offices at 44225 Utica Road, Utica, Michigan 48317 (“Lender”), and RANOR, INC., a Delaware corporation, with offices at 1 Bella Drive, Westminster, Massachusetts 01473 (“Borrower”). In this Agreement, Lender and Borrower are collectively the “Parties”. The Borrower and any person who guarantees the obligations of Borrower (each a “Guarantor”) are individually and collectively an “Obligor”.

1.           PURPOSE. The purpose of this Agreement, including the Exhibits, is to set forth the terms and conditions of the loan from Lender to Borrower (“Loan”) and the obligations of Borrower. The Exhibits are part of this Agreement. The Credit Loan Note (“Note”) to be signed by Borrower, any guaranty(s), and any other documents now or hereafter signed by any of the Parties in connection with this Agreement, the Loan or any document issued by Lender, including subordination agreements, intercreditor agreements and agreements from Borrower’s bank, are also all part of this Agreement. All of the documents together are referred to collectively as the “Loan Documents”.

2.           LOAN; LOAN ADVANCES.

A.           Any disbursement of money or advance of credit by Lender, including but not limited to amounts advanced for the payment of interest, fees, expenses and amounts necessary to protect, maintain and preserve Lender’s Collateral under the Loan Documents (“Protective Disbursements”), is referred to collectively as an “Advance”. On the date hereof, subject to satisfaction of the conditions set forth herein, Lender shall make an Advance in the amount of Four Million One Hundred Fifty Thousand and No/100 ($4,150,000.00) Dollars (“Maximum Amount”). Lender may choose to make Protective Disbursements in excess of the Maximum Amount in its sole discretion. Each time Lender makes an Advance, including a Protective Disbursement, the Advance will be debited against an account in Borrower’s name on Lender’s books (“Loan Account”), and each payment will be credited against the Loan Account in the manner described in this Agreement.

B.           The total amount Borrower owes to Lender will be the aggregate of the Advances made by Lender, the expenses and fees set forth herein and any and all reasonable, out-of-pocket costs incurred by Lender (including reasonable attorney’s fees), and interest at the rate set forth in the Note on all amounts advanced (together with all other obligations of Borrower under the Loan Documents, the “Obligations” and/or “Indebtedness”).

C.           Borrower must repay all Advances with respect to the Loan with interest, which is due monthly as specified in the Note, along with all other fees and expenses of Lender set forth herein. Lender may in its sole reasonable discretion collect any Obligations due Lender by (i) directly applying the Security Deposit, as defined in paragraph 5 below, to the Obligations; (ii) collecting the Obligations directly from Borrower; or (iii) otherwise collecting the Obligations. The term of this Agreement is fifty-four (54) months from and after the 30th day of May, 2014 (the last day of such period, the “Maturity Date”).

D.           Borrower must comply with its representations, promises, covenants and reporting requirements set forth in this Agreement and in the other Loan Documents. Borrower’s failure to do any of the foregoing is a default (“Default”). Unless Lender has agreed to waive, modify or otherwise amend in writing an event of Default under this Agreement, such Default will be considered a “Monetary Default” if any of the following conditions shall exist: (A) the amount of the Obligations exceeds the Maximum Amount; or (B) any principal, fees, interest, expenses and/or other obligations of Borrower owing to Lender under any Loan Documents are not paid when due, including but not limited to the failure to pay the Obligations on the Maturity Date. Borrower is not entitled to any notice of default, but shall have ten (10) calendar days after the applicable due date to cure any Monetary Default. Borrower shall have seven (7) calendar days after written notice via letter, facsimile or e-mail to cure a “notice of cancellation of insurance.” Borrower shall have fifteen (15) calendar days after written notice via letter, facsimile or e-mail to cure any other Default. Any Default that continues after the expiration of the foregoing cure periods is an “Event of Default”. Additionally, any one or more of the following events shall constitute an Event of Default: (a) an Obligor shall (i) make an assignment for the benefit of creditors, (ii) attempt to enter into a composition of debts, or (iii) make any material misrepresentation to Lender, or (b) there shall be filed by or against any Obligor a petition in bankruptcy for liquidation or for reorganization, or a custodian, receiver or agent is appointed or authorized to take charge of its properties, which is not dismissed within sixty (60) days, or any Obligor authorizes any such action, or (c) Borrower shall breach or fail to or perform any of its obligations under any occupancy agreement for any location where the Collateral is located and such default is not cured within ten (10) days of notice to Borrower of the existence of such default, or (d) any guaranty of the Obligations shall be terminated or revoked, or (e) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding common stock of TechPrecision Corporation, a Delaware corporation ("Parent"); or (f) Parent shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding capital stock of the Borrower.

E.           Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right, but not the obligation, to accelerate the Loan and to take possession of the Collateral and conduct a public auction sale or private sale from the leased premises of Borrower as provided in Section 15. In this event, (i) Borrower shall be liable for all unpaid principal and interest under the Note, plus a sum equal to Four Hundred Ninety Eight Thousand and No/100 ($498,000.00) Dollars less the amount of the Deferred Interest previously paid by Borrower (as defined below); and (ii) Lender shall be provided rent-free use of the leased premises without charge for utilities for a period of up to one hundred and twenty (120) days, for the purpose of conducting a public auction sale and/or private sale of the Collateral At any public auction sale and/or private sale of the Collateral, Lender or its assignee shall have the right to use the name Ranor, Inc. and TechPrecision Corporation in any advertising of such auction/sale of the Collateral.

F.           The aggregate amount of all Advances, plus the expenses and fees set forth herein, any and all reasonable out-of-pocket costs incurred by Lender (including reasonable attorney’s fees), and interest at the rate set forth in the Note on all amounts advanced (the “Loan Amount”), may not, at any time, exceed the Maximum Amount, and Borrower understands that if at any time it should owe more to Lender than the Maximum Amount it must repay that amount immediately upon demand, even if it is before the Maturity Date. Protective Disbursements must be immediately repaid upon demand whether or not the Maximum Amount has been exceeded.

3.           DEFERRED INTEREST. Borrower shall pay to Lender, upon payment of all obligations of the Loan: (i) if at any time during the first twelve (12) months of the term of the Loan, Deferred Interest equal to One Hundred Sixty Six Thousand and No/100 ($166,000.00) Dollars; (ii) if at any time from the thirteenth (13th) month of the term of the Loan and through the twenty-fourth (24th) month of the term of the Loan, Deferred Interest equal to Two Hundred Forty Nine Thousand and No/100 ($249,000.00) Dollars; (iii) if at any time from the twenty-fifth (25th) month of the term of the Loan and through the thirty-sixth (36th) month of the term of the Loan, Deferred Interest equal to Three Hundred Thirty Two Thousand and No/100 ($332,000.00) Dollars; (iv) if at any time from the thirty-seventh (37th) month of the term of the Loan and through the forty-eighth (48th) month of the term of the Loan, Deferred Interest equal to Four Hundred Fifteen Thousand and No/100 ($415,000.00) Dollars; and (v) if at any time after the forty-eighth (48th) month of the term of the Loan, Deferred Interest of Four Hundred Ninety Eight Thousand and No/100 ($498,000.00) Dollars. In addition, in such event, Borrower shall pay to Lender an administrative charge to be reasonably determined by Lender to cover Lender’s time and expenses incurred in connection with a release of Collateral, including, but not limited to, reasonable attorney fees and costs. Any partial release of Collateral shall be approved in advance by Lender in writing and shall be subject to (a) Lender’s receipt of a Deferred Interest payment of ten (10%) percent of the value of Collateral to be released, as determined by Lender in Lender’s reasonable discretion (which shall be credited against any Deferred Interest payment due pursuant to the first sentence of this Section 5 or pursuant to Section 2 (E)); and (b) an administrative charge to be determined by Lender to cover Lender’s time and expenses incurred in connection with a partial release of Collateral, including, but not limited to, reasonable attorney fees and costs.

4.           FEES AND EXPENSES. In connection with the Loan there are several types of fees that will or may be charged:

A.         Annual Re-Inspection Fee. Borrower shall pay to Lender a yearly re-inspection fee in the amount of Ten Thousand and No/100 ($10,000.00) Dollars plus reasonable, documented travel expenses. This fee and reimbursement of travel expenses will be paid one (1) year from the Date of Closing and every year thereafter as long as the Loan remain in effect, whether the re-inspection of the Collateral is performed or not.

B.           Late Charges Returned Checks, Default Interest and Cost of Collection. Borrower expressly assumes all risks of loss or delay in the delivery of any payments made by mail, and no course of conduct or dealing shall affect Borrower’s assumption of these risks. Borrower shall pay Lender a late charge of: (i) five (5%) percent of any monthly payment not received by Lender within ten (10) calendar days after said payment is due, plus (ii) an additional one (1%) percent of any monthly payment not received by Lender each thirty (30) days thereafter said payment has not been paid; which late charge shall be payable on the next monthly payment date or on demand. Upon the Maturity Date or upon the occurrence and during the continuance of any Event of Default specified in this Agreement, Lender, without prior notice to Borrower, may declare the entire unpaid principal balance of the Note and all accrued interest, together with all other Obligations, to be immediately due and payable as provided in Section 15. Upon the occurrence of any Default specified in this Agreement and while such Default is continuing, the unpaid principal balance of the Note shall bear interest at a rate determined by substituting ten and one-half (10.5%) percent for the seven and one-half (7.5%) percent number in the calculation of the Interest Rate (as defined in the Note). Borrower agrees to pay all of Lender’s reasonable out-of-pocket costs incurred in the collection of the Obligations as provided herein, including but not limited to reasonable attorney fees. In addition, Borrower will pay Lender a Fifty and No/100 ($50.00) Dollar charge for any checks returned due to insufficient funds.

C.           Administrative Charges. Various administrative charges, as referenced in this Agreement.

5.           SECURITY DEPOSIT. At Closing, Borrower shall deliver to Lender the sum of Seventy Six Thousand Eight Hundred Fifty-One and 85/100 ($76,851.85) Dollars (the “Security Deposit”). The Security Deposit shall not bear interest, shall not be applied against interest or principal under the Note and Lender is not required to segregate these funds in a separate account. Upon payment in full of the Obligations and completion of all of Borrower’s other obligations under the Loan Documents, the Security Deposit shall be returned to Borrower and/or applied against the Deferred Interest.

6.           INTEREST COMPUTATION. In no event whatsoever shall the interest rate and other charges charged hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable. In the event that a court determines that Lender has received interest or other charges hereunder in excess of the highest rate applicable hereto, Lender shall either, in its sole discretion, promptly apply such amounts to the principal due hereunder or refund such amount to Borrower and the provisions herein shall be deemed amended to provide for such permissible rate.

7.           SECURITY INTEREST.

A.            Borrower grants to Lender a security interest in and lien upon, and a right of setoff against and Borrower hereby pledges and assigns to Lender, all the following items (“Collateral”) to secure repayment of the Obligations (“Security Interest”): (i) all Equipment and all Proceeds thereof (including proceeds of any insurance policies) and Accessions to the Equipment; (ii) the Security Deposit and (iii) the Guaranty of

TechPrecision Corporation (“Guarantor”) , which guaranty shall be in the form of Exhibit “B”, attached. For purposes hereof, the following terms shall have the following meanings:

“Accessions” has the meaning assigned to it in the Code.

“Code” means the Uniform Commercial Code of the State of Michigan as adopted in the State of Michigan.

“Equipment” means those certain vehicles and other personal property items in which the Borrower has an interest, which are specifically listed on attached Exhibit “A”.

“Proceeds” has the meaning assigned to it in the Code.

All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code to the extent the same are defined therein.

B.           Borrower gives Lender all of the rights of a secured party under the UCC. Borrower shall, at Borrower’s expense, perform all reasonable steps requested by Lender at any time to perfect, maintain, protect, and enforce Lender’s security interest in the Collateral, including, without limitation, executing and filing financing, continuation statements and amendments thereof, and searches to confirm the priority of Lender’s Security Interests, in form and substance satisfactory to Lender, placing notations on Borrower’s books of account to disclose Lender’s security interest therein, and taking such other steps as are deemed necessary by Lender to maintain Lender’s control of and Security Interest in the Collateral. Lender may file, without Borrower’s signature, one or more financing statements disclosing Lender’s Security Interest under this Agreement. If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of Borrower’s agents or processors, Borrower shall notify such person of Lender’s Security Interest in such Collateral and, upon Lender’s request, instruct them to hold all such Collateral for Lender’s account subject to Lender’s instructions. Borrower shall not sell or transfer any of the Collateral or grant any other security interest in the Collateral, except as Lender may specifically agree to in writing. Borrower remains liable to perform all of its obligations with respect to the Collateral such as the recognition of any warranties in inventory sold and Lender is under no responsibility to perform any of the obligations of Borrower. From time to time, Borrower shall, upon Lender’s request, execute and deliver confirmatory written instruments pledging to Lender the Collateral, but Borrower’s failure to do so shall not affect or limit Lender’s security interest or other rights in and to the Collateral. Until all Obligations have been fully satisfied, Lender’s security interest in the Collateral shall continue in full force and effect.

C.           Borrower represents and warrants that all Collateral is and will continue to be owned by Borrower free and clear of all liens, claims and encumbrances whatsoever, whether prior or subordinate to the liens Borrower has granted Lender, except for the Permitted Subordinated Liens (as defined in Section 13(N)); and that Borrower will not, without Lender’s prior written approval, which may be withheld in Lender’s reasonable discretion, sell, encumber or dispose of or permit the sale, encumbrance or disposal of any Collateral, except for the Permitted Subordinated Liens (as defined in Section 13(N)) Any request to sell, encumber or dispose of or permit the sale, encumbrance or disposal of any Collateral shall be subject to an administrative charge to be reasonably determined by Lender to cover Lender’s time and expenses incurred in connection with such request, including, but not limited to, reasonable attorney fees and costs.

8.           INSURANCE. Borrower shall at all times insure the Collateral in Lender’s name and in the name of Comerica Bank, N.A. against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as Lender shall specify in amounts, under policies and by insurers acceptable to Lender. Each policy shall include a provision for thirty (30) days’ prior written notice to Lender of any cancellation and shall show Lender as secured party, loss payee and additional insured in a manner reasonably acceptable to Lender. Borrower shall execute and deliver to Lender simultaneously herewith and at any other time hereafter such assignments of policies of insurance, as Lender shall reasonably require. All premiums shall be paid by

Borrower and the policies shall be delivered to Lender. If Borrower fails to do so, Lender may (but shall not be required to) procure such insurance at Lender’s expense and Borrower shall reimburse Lender upon Lender’s demand.

9.           POWER OF ATTORNEY. Borrower irrevocably appoints Lender, or any person(s) designated by Lender, as its attorney-in-fact, which appointment is coupled with an interest and shall remain in full force and effect until all Obligations of Borrower to Lender have been fully satisfied and discharged, with full power, at Borrower’s sole expense, to exercise in Lender’s sole reasonable discretion all or any of the following powers:

A.           Receive, take, endorse, assign, deliver, accept and deposit, in the name of Lender or Borrower, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to the Collateral or the proceeds thereof.

B.           Upon the occurrence and during the continuance of an Event of Default, to take or bring, in the name of Lender or Borrower, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of or other realization upon any Collateral.

C.           Execute on behalf of Borrower any UCC-l and/or UCC-3 Financing Statement(s) and/or any notices or other documents necessary or desirable to carry out the purpose and intent of this Agreement, and to do any and all things reasonably necessary and proper to carry out the purpose and intent of this Agreement.

D.           Upon the occurrence and during the continuance of an Event of Default, to initiate ACH transfers from Borrower’s depository accounts.

E.           Upon the occurrence and during the continuance of an Event of Default, or at any time in the event that Borrower fails to do so within a reasonable time, execute, file and serve, in its own name or in the name of Borrower, mechanics lien or similar notices, or claims under any payment or performance bond for the benefit of Borrower.

F.           Upon and after the occurrence of an uncured non-Monetary Default or upon the occurrence of a Monetary Default, or at any time in the event that Borrower fails to do so within a reasonable time, pay any sums necessary to discharge any lien or encumbrance on the Collateral, which sums shall be included as Obligations hereunder, and which sums shall accrue interest until paid in full.

10.           REPRESENTATIONS. Borrower makes the following representations and warranties to Lender and such representations and warranties must be true at all times until the Obligations are paid in full. If Borrower learns that a representation and warranty once made is no longer true, it has the duty to immediately notify Lender in writing, except as set forth in the disclosure letter delivered by Borrower to Lender prior to the date hereof (the “Disclosure Letter”):

A.           Borrower is duly organized and existing in good standing under the laws of the State of Delaware, is qualified to do business and is in good standing in all states in which qualification and good standing are necessary in order for Borrower to conduct Borrower’s business and own Borrower’s property and have all requisite power and authority to conduct Borrower’s business, to own Borrower’s property and to execute, deliver and perform all of Borrower’s Obligations.

B.           The execution, delivery and performance by Borrower of this Agreement will not constitute a violation of any applicable law or of Borrower’s Articles of Incorporation, Bylaws or any agreement, or document to which Borrower is a party or bound.

C.           Borrower possesses adequate assets for the conduct of Borrower’s business.

D.           The Loan Documents are fully enforceable against Borrower and the Collateral.

E.           Borrower has capital sufficient to conduct its business, is solvent and able to pay its debts as they mature. Borrower’s obligations under this Agreement and the Loan Documents, including the obligation to repay the Loan and the grant of the Security Interest, do not render Borrower insolvent.

F.           There are no litigation or criminal charges pending or threatened against Borrower or Guarantor and neither Borrower nor Guarantor is in default of any order or judgment of any court or any governmental agency of any kind. There are no unsatisfied liens or judgments pending against Borrower in any jurisdiction.

G.           The financial information furnished by Borrower to Lender has been prepared in accordance with generally accepted accounting principles, all financial statements are true and correct, and any projections of the business operations of Borrower that have been given or will be given to Lender in the future will be based upon assumptions and estimates that are believed in good faith by Borrower to be reasonable at the time made; and there has been no material adverse change in such financial condition or operations since the date of the most recent financial statements.

H.           Borrower is the owner of all of the Collateral and there are no other liens or claims against the Collateral, except the Security Interest of Lender and the Permitted Subordinated Liens, unless approved by Lender in writing.

I.           All of the Collateral is personal property and none of the Collateral will be permanently affixed to real estate.

J.           Borrower has filed all tax returns and other reports Borrower is required by law to file and has paid all taxes and similar charges that are due and payable, including but not limited to personal property taxes, unless the same are contested by Borrower in good faith and appropriate reserves therefor are made in accordance with GAAP.

K.           Borrower possesses all necessary trademarks, trade names, copyrights, patents, patent rights and licenses to conduct its business as now operated, without any known conflict with any trademarks, trade names, copyrights, patents and license rights of any other person or entity.

L.           Borrower is not subject to any corporate restriction, judgment, decree or order materially and adversely affecting Borrower’s business, assets, operations or condition, financial or otherwise, and is not subject to any labor dispute.

M.           Borrower is not in violation of any applicable statute, regulation or ordinance, in any respect materially and adversely affecting the Collateral or Borrower’s business, assets, operations or condition, financial or otherwise.

N.           Borrower is not in default with respect to any note, indenture, loan agreement, mortgage, lease, deed or other agreement to which Borrower is a party or is bound.

O.           Borrower has not received any notice alleging and is not aware of any facts indicating noncompliance in any material respect with any State or Federal law governing the use, generation, storage or release of any hazardous waste or substance.

P.           As to all of Borrower’s Equipment:

1.           The Equipment is currently located only at 1 Bella Drive, Westminster, Massachusetts 01473;

2.
The Equipment is and shall remain free from all liens, claims, encumbrances, and security interests other than those in favor of Lender and the Permitted Subordinated Liens (except as held by Lender or approved in writing by Lender).

3.	The Equipment is not now stored with a bailee, warehouseman or similar party unless such party has entered into a waiver letter in form satisfactory to Lender.

11.           CONDITIONS TO OBLIGATIONS OF LENDER.

A.            Conditions for Closing. Lender’s obligation to close the Loan hereunder is subject to Lender’s receipt of the following documents, fully executed, and completion of the following matters, all in form and substance satisfactory to Lender:

1.
Certification of Good Standing. Certificates of recent date of the appropriate authorityor official of each state in which Borrower is legally qualified to do business, each certifying as to Borrower’s good standing;

2.
Company Authorizations. All authorizing resolutions and evidence of other companyaction taken by Borrower to authorize the execution, delivery and performance by Borrower of this Agreement and all documents and instruments executed in connection therewith (the “Loan Documents”), and the consummation by Borrower of the transactions contemplated hereby, certified as true and correct as of the date hereof by Borrower by a duly authorized officer;

3.	Note. The Note duly executed by Borrower;

4.
Security Documents. This Agreement duly executed by Borrower granting to Lender, ascollateral security for the Obligations, the Collateral intended to be provided pursuant to Section 7, together with such other documents as Lender, in its sole discretion determines, including but not limited to the following in fully executed form:

a)
Recording, Filing, Etc. Evidence of the recordation, filing and other action (including payment of any applicable taxes or fees) in such jurisdictions as Lender may deem reasonably necessary or appropriate with respect to any security interest, including the filing of financing statements and similar documents which Lender may deem reasonably necessary or appropriate to create, preserve or perfect the liens, security interests and other rights intended to be granted to Lender thereunder, together with Uniform Commercial Code record searches in such offices as Lender may reasonably request;

b)
Casualty and Other Insurance. Evidence that the casualty and other insurance required pursuant to Section 8 of this Agreement is in full force and effect and assignments of policies of insurance as Lender shall require; and

c)	Occupancy Agreement and Mortgagee Waiver of Lien. Delivery of fully executed Occupancy Agreement and Mortgagee Waiver of Lien as required by Lender for each location where the Collateral is located.

5.
Closing Fee. At Closing, Borrower shall pay to Lender a closing fee of Forty OneThousand Five Hundred and No/100 ($41,500.00) Dollars (“Closing Fee”). In addition, Borrowers shall pay to Lender at closing (or in advance of closing, as reasonably requested by Lender considering the complexity and magnitude of the expenses) Lender’s reasonable out of pocket expenses related to the transaction, including but not limited to reasonable attorney fees and costs;

6.	Application Fee. The Application Fee previously paid by Borrower shall be deemed fully earned upon execution of this Agreement;

7.	Commitment Fee. The Commitment Fee previously paid by Borrower shall be deemed fully earned upon execution of this Agreement; and

8.	Other Matters. Such other documents and completion of such other matters, as Lender may reasonably request.

B. Post-Closing Conditions. After the date hereof, Borrower agrees to provide Lender with the following:

1.	UCC Searches. Uniform Commercial Code searches in all jurisdictions in which Lender has filed UCC Financing Statements or in which Borrower conducts business; and

2.	Evidence of Use of Loan Proceeds. All documents Lender reasonably requires to evidence the use by Borrower of the proceeds of the Loan.

12. BORROWER’S PROMISES. Borrower makes the following promises to Lender and these promises are effective until the Obligations are fully paid:

A.           To pay all Obligations when due and perform all terms, conditions and obligations of the Loan Documents.

B.           To permit Lender, or its representatives, access to the Collateral on Borrower’s premises and to Borrower’s computer systems, books of account and financial records.

C.           To notify Lender promptly of any litigation, administrative or tax proceeding or other action threatened or instituted against Borrower or Guarantor or its property, or of any other material matter which may adversely affect Borrower’s financial condition, whether or not the claim is covered by insurance.

D.           To promptly file and pay when due all tax returns, taxes, assessments and governmental charges, including but not limited to personal property taxes, unless the same are contested in good faith and appropriate reserves with respect thereto are maintained in accordance with GAAP.

E.           Give Lender thirty (30) days’ prior written notice of Borrower’s opening or closing any place of business.

F.           Maintain Borrower’s corporate existence and qualification and good standing in all states necessary to conduct Borrower’s business and own Borrower’s property and maintain adequate assets to conduct Borrower’s business.

G.           To comply in all material respects with all laws, ordinances and regulations or other requirements of any governmental authority or agency applicable to Borrower’s business and promptly notify Lender in writing of any violation of any law, statute, regulation or ordinance of any governmental entity, or of any agency thereof, applicable to Borrower which may materially and adversely affect the Collateral or Borrower’s business, assets, operations or condition, financial or otherwise.

H. Notify Lender in writing within ten (10) business days of Borrower’s default under any note,

indenture, loan agreement, mortgage, lease, or other agreement to which Borrower is a party or is bound.

I.           Execute and deliver to Lender, upon request, such documents and agreements Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement.

J.           Promptly, and in any event within ten (10) days of the receipt thereof, deliver any communication from a governmental entity concerning any material violation, by Borrower regarding the use, generation, storage or release of a hazardous waste or substance. Borrower agrees to indemnify and hold Lender harmless from any and all loss, damage, cost, liability or expense (including reasonable attorney fees) arising out of Borrower’s use, generation, storage or release of any hazardous waste or substance.

K.           Promptly, and in any event within ten (10) days of the receipt thereof, deliver to Lender a copy of any communication from the Federal Department of Labor concerning any alleged act or omission on Borrower’s part in connection with the payment of minimum and/or overtime wages to an employee.

L.           Promptly, and in any event within ten (10) days of the receipt thereof, deliver to Borrower a copy of any communication concerning any violation of a state or Federal law which could result in the forfeiture of the Collateral.

M.           To maintain the liens and security interests granted to Lender as first, prior and only liens upon the Collateral (unless approved by Lender in writing).

N.           To maintain and preserve all Collateral in good repair, working order and condition, ordinary wear and tear excepted.

O.           To provide Lender with evidence of ownership of any Collateral upon the request of Lender.

13.           NEGATIVE COVENANTS. Borrower agrees until the Obligations are paid in full, it will not:

A.           Change its state of organization or its name, or move its executive office or at any time adopt any assumed name without giving Lender at least thirty (30) days’ prior written notice.

B.           Declare or pay any dividend or make any other distribution with regard to its equity or purchase or retire any of its equity without Lender’s prior written consent, provided if it is taxed as an S Corporation or other “pass through” entity, Borrower may prior to a Default distribute profits to its equity holders in an amount necessary to enable such holders to pay personal, state and federal taxes directly attributable to the profits earned by Borrower for such year.

C.           Make any loan or guaranty or assume any obligation or liability, whether as borrower, guarantor, surety, indemnitor or otherwise, without Lender’s prior written consent.

D.           Enter into any transaction with its equity holders or any affiliates of Borrower except on terms at least as favorable as would be usual and customary in similar transactions if the person with whom the transaction is entered into was not related to Borrower.

E.           Redeem, retire, purchase or acquire, directly or indirectly any of Borrower’s equity interests or make any material change in Borrower’s capital structure or in Borrower’s business or operations which might adversely affect the repayment of the Obligations.

F.           Default in the payment of any debt in excess of $5,000.00 to any other person.

G.           Suffer or permit any judgment, decree or order not fully covered by insurance to be entered against Borrower or a Guarantor, or permit or suffer any warrant or attachment to be filed against Borrower, any Guarantor, or against any property or asset of Borrower or Guarantor.

H.           Sell any of the Collateral outside the normal course of its business without the prior written consent of Lender.

I.           Purchase the stock of any other entity, or acquire the assets of any other entity outside of the ordinary course of business without the prior written consent of Lender.

J.           Enter into any transaction which materially and adversely affects the Collateral or Borrower’s ability to repay the Obligations, including any secondary liens thereon.

K.           Remove the Collateral which is tangible personal property from the location indicated in this Agreement.

L.           Use any other corporate or fictitious name.

M.           Notwithstanding any other provision of this Agreement, it shall not constitute a default hereunder and shall not breach any negative covenant herein for Borrower to do any or all of the following:

1.
To pay on behalf of the Guarantor any income tax liability which it may owe, now or hereafter, when such tax is due or otherwise in accordance with any agreement which it may have with the authority to which such tax is due, or to lend or distribute it sums to be used solely for payment of any such tax.

2.
To maintain or incur (i) the indebtedness pursuant to the MDFA Revenue Bonds, Series 2010A, as may be amended, restated or otherwise modified from time to time, or any refunding or refinancing of the indebtedness thereof, pursuant to one or more new or additional credit facilities, including any increase in the principal amount of such indebtedness up to an aggregate outstanding principal amount (exclusive of any paid-in-kind interest) not to exceed $7,500,000, and (ii) capital leases or purchase money indebtedness in an aggregate outstanding principal amount not to exceed $75,000 (the “Permitted Debt”).

3.
To maintain or grant Liens on the assets of the Borrower or Guarantor securing the Permitted Debt, provided that any liens on the Collateral with respect to such Permitted Debt shall be subordinated to the liens in favor of Lender substantially on the terms set forth in the Intercreditor and Subordination Agreement entered into on the date hereof with Santander Bank, N.A. in relation to the MDFA Revenue Bonds, Series 2010A (any such liens on the Collateral, the “Permitted Subordinated Liens”).

14.           FINANCIAL REPORTS. Borrower promises that until the Obligations are fully paid and this Agreement is terminated, it will keep its books and records in a manner satisfactory to Lender and Lender will have the right at any time to verify any of the Collateral, documentation or books and records of Borrower in whatever manner and as often as Lender deems necessary. Borrower will permit Lender, or its representatives, access to the Collateral and Borrower’s premises and to Borrower’s computer systems, books of account and financial records. Borrower will furnish to Lender: (i) Parent's balance sheet, statement of income and statement of retained earnings, certified by Parent’s Certified Public Accountant, within one hundred twenty (120) days of the close of each fiscal year of Parent, and (ii) Parent’s quarterly financial report certified by the President of Borrower, within forty-five (45) days of the close of each fiscal quarter of Borrower. Borrower shall be deemed to have satisfied the foregoing financial statement delivery requirements if Parent’s annual report on Form 10-K or quarterly report on Form 10-A, as applicable, prepared in accordance with the rules of the Securities and Exchange Commission, has been posted to EDGAR within the foregoing time frames, and Borrower has notified Lender that such report is available through EDGAR. All financial reports will be prepared in accordance with generally acceptable accounting principles and will be true and accurate.

15.           LENDER’S REMEDIES. If an Event of Default has occurred under this Agreement and is continuing:

Lender may, at Lender’s election, without notice and without demand, do any one or more of the following: (a) declare the Obligations, whether evidenced by a Note or otherwise, including the Obligations contained with Section 2. E., to be immediately due and payable; (b) exercise any and all of the rights accruing to a secured party under the Code and any other applicable law; (c) take possession of the Collateral and keep it on Borrower’s premises, at no cost to Lender, or remove any part of it to such other place(s) as Lender may desire or Borrower shall, upon Lender’s demand, at Borrower’s cost, assemble the Collateral and make it available to Lender at a place reasonably convenient to Lender; (d) if the Collateral is not voluntarily delivered to Lender by Borrower, Lender may seek the appointment of a receiver or trustee under the laws of any court having jurisdiction for such appointment (to which appointment Borrower consents to in advance and waives any rights to object to or oppose).

Lender may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as Lender deems advisable, at Lender’s discretion, and may, if Lender deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale of such postponed or adjourned sale without giving a new notice of sale. Borrower agrees that Lender has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any person. Any requirement of reasonable notice shall be met if such notice is mailed postage prepaid to Borrower at Borrower’s address set forth below at least seven (7) days before a sale or other disposition. The proceeds of sale shall be applied first to all expenses of sale, including reasonable attorneys’ fees, and second to (in whatever order Lender elects) all Obligations.

BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING PRIOR TO THE EXERCISE BY LENDER OF LENDER’S RIGHTS TO REPOSSESS THE COLLATERAL WITHOUT JUDICIAL PROCESS OR TO REPLEVIN, ATTACH OR LEVY UPON SUCH COLLATERAL WITHOUT NOTICE OR HEARING AND ALL RIGHTS OF SET-OFF AND COUNTERCLAIM AGAINST LENDER.

16.           CUMULATIVE RIGHTS. Lender’s rights and remedies under this Agreement and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Default on Borrower’s part shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election or acquiescence by it.

17.           LENDER ACTIONS. To the extent applicable law may impose duties on Lender to exercise remedies in a commercially reasonable manner, Borrower agrees that it is not commercially unreasonable for Lender: to fail to exercise remedies against any Collateral; to advertise disposition of Collateral through publications or media of general circulation; to hire professional auctioneers to dispose of Collateral; to dispose of Collateral in wholesale or retail markets; to disclaim warranties with respect to Collateral; or to obtain services of attorneys or other professionals. The foregoing is not an exhaustive list and nothing contained in the foregoing shall be construed to grant any rights to Borrower or to impose any duties on Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 17. Borrower agrees that under no circumstances is Lender the agent or representative of Borrower.

18.           APPLICATION OF PROCEEDS. Once collection efforts are commenced by Lender, any proceeds of sale or disposition of Collateral may be applied by Lender first to expenses authorized by this Agreement, including Lender’s reasonable attorneys’ fees, which Borrower must pay, and the balance to payment of the Obligations in such manner as Lender may elect. Borrower and Guarantor remain liable for any deficiency.

19.           NOTICES.

All notices required or permitted to be given under this Agreement shall be in writing and delivered personally, by e-mail, by overnight air courier service, or by U.S. certified or registered mail, return receipt requested, postage prepaid, to the parties at their respective addresses set forth below or at the e-mail address below; and the same shall be effective upon receipt if delivered personally or if sent by e-mail, one business day after depositing with an overnight air courier, or two business days after depositing in the U.S. mail:

If to Lender:	David K. Levy, President
Utica Leaseco, LLC
44225 Utica Road
Utica, Michigan 48317
If to Borrower:	Ranor, Inc.
1 Bella Drive
Westminster, Massachusetts 01473
Attention: Robert Francis, President and General Manager

For purposes of notices hereunder, the e-mail addresses of the parties are as follows: Lender: david.levy@uticaleaseco.com; Borrower: fitzgeraldr@techprecision.com or to such other address as each party may designate for itself by like notice.

20.           BANKRUPTCY PROVISIONS. In consideration of Lender’s agreements hereunder and under the Loan Documents, Borrower agrees that, in the event any one or more of Obligors (as a “Debtor” or “Debtors”) file for relief under Title 11 of the United States Code (“Bankruptcy Code”) or is otherwise subject to an order for relief under the Bankruptcy Code, that as to each Debtor:

A.           Relief From Stay. Lender shall be entitled to relief from the automatic stay imposed by Bankruptcy Code Section 362 on or against the exercise of any and all rights and remedies available to Lender under this Agreement, the Loan Documents or applicable law, if Debtor fails to file a Plan of Reorganization within 120 days or fails to obtain confirmation of a Plan of Reorganization within one hundred eighty (180) days, after entry of the order for relief. Obligor specifically acknowledges that “cause” exists for such relief within the meaning of Section 362(d) of the Bankruptcy Code.

B.           Surcharge Waiver. Debtor and/or any other representative of Debtor’s bankruptcy estate waives any right to seek a surcharge of Lender’s collateral under 11 U.S.C. § 506(c) or any other provision of applicable law.

C.           Other Waivers. Debtor waives any right to seek an order under 11 U.S.C. §§ 363, 364, 1129 or any other provision of the Bankruptcy Code, imposing liens or security interests of senior or equal priority with Lender’s liens and security interests in the Collateral.

D.           Other Actions Not Prohibited. Nothing contained in this Section 20 shall be deemed to limit or restrict Lender’s rights to seek in the bankruptcy court any relief that Lender may deem appropriate in the event of a bankruptcy commenced by or against Debtor, and in particular, Lender shall be free to seek the dismissal or conversion of any case filed by Debtor, the appointment of a trustee or examiner, and relief from the automatic stay.

21.           MISCELLANEOUS PROVISIONS.

A.           This Agreement is binding upon and is for the benefit of Borrower and Lender, and their respective successors and assigns. However, under no circumstances may Borrower assign this Agreement or its rights and duties hereunder. Lender may assign this Agreement and its rights under the Loan Documents and Borrower will make payments to any such assignee if so directed. All terms, conditions, promises, covenants, provisions and warranties shall inure to the benefit of and bind Borrower’s and Lender’s respective successors, representatives and assigns.

B.           Lender has the right at any time to assign, transfer, negotiate or sell participation in this Agreement or the Obligations or the rights of Lender hereunder. In connection with any assignment, Borrower consents to disclosure of any and all books, records, files, Loan Documents and all other documents in the possession or under the control of Lender.

C.           No delay or failure of Lender in exercising any right or remedy will affect such right or remedy. No delay or failure of Lender to demand strict adherence to the terms of this Agreement will be deemed to waive Lender’s rights to demand such adherence at any time in the future.

D.           All of Borrower’s representations and warranties contained in this Agreement or any of the other agreements contemplated herein shall survive the execution, delivery and acceptance thereof by the parties until the termination hereof and the indefeasible satisfaction in full of all Obligations.

E.           No termination of this Agreement or of any guaranty of the Obligations shall affect or impair the powers, obligations, duties, rights, warranties, representations or liabilities of the parties hereto and all shall survive such termination.

F.           Each Obligation may, in Lender’s discretion, be evidenced by notes or other instruments issued or made by Borrower to Lender.

G.           All Obligations shall constitute one loan secured by the Collateral. Lender may, in its sole discretion: (i) exchange, enforce, waive or release any of the Collateral or (ii) apply Collateral and any proceeds and direct the order or manner without affecting Lender’s right to take any other action with respect to any other Collateral or (iii) divide the Obligations into two or more notes.

H.           To the extent that Borrower or Guarantor makes a payment or Lender receive any payment or proceeds of the Collateral for Borrower’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender.

I.           Borrower shall reimburse Lender for all expenses incurred or to be incurred by Lender in connection with (a) any court or bankruptcy proceeding relating to the Agreement or any claim or action by any person against Lender which would not have been asserted were it not for Lender’s relationship with Borrower hereunder or otherwise; (b) actions taken with respect to the Collateral and Lender’s security interest or lien therein; and (c) enforcement of any of Lender’s rights and remedies with respect to the Obligations or Collateral. The foregoing expenses shall include, without limitation: (i) reasonable fees, costs and expenses of Lender’s attorneys and paralegals; (ii) interest on the foregoing at the highest applicable interest rate provided under this Agreement, which shall be part of the Obligations, payable on demand and secured by the Collateral. In recognition of Lender’s right to have all Lender’s expenses incurred or to be incurred in connection with this Agreement and the fees due Lender secured by the Collateral, Lender shall not be required to record any discharge of Lender’s lien or termination of Lender’s security interest unless and until Borrower delivers to Lender a general release acceptable to Lender. Borrower understands that this provision constitutes a waiver of rights Borrower may have under Code section 440.9513 (§ 9-513 of the Uniform Commercial Code).

J.           Lender shall keep all information that it receives about Borrower or its Affiliates pursuant to his Agreement confidential and shall not disclose such information to any other Person; provided that Lender may communicate such information (i) to Lender’s attorneys, accountants, professional advisors and financing sources, (ii) to any regulatory authority having jurisdiction over Lender, (iii) to any other Person on a confidential basis in connection with Lender’s sale of any participations in the Loan or assignment of any rights and obligations of Lender under this Agreement, (iv) to any other Person as reasonably necessary in connection with the exercise of Lender’s rights hereunder, (v) to any Person if Lender believes in its discretion that disclosure is necessary or appropriate to comply with any applicable law, rule or regulation or in response to a subpoena, order or other legal process or informal investigative demand, whether issued by a court, judicial or administrative or legislative body or committee or other Governmental Authority, provided that Lender shall, to the extent legally permissible, provide Borrower with prior notice of such requirement and allow Borrower an opportunity to contest such disclosure. Notwithstanding the foregoing, information shall not be deemed to be confidential to the extent such information (x) is available in the public domain, (y) becomes available in the public domain other than as a result of unauthorized disclosure by Lender, or (z) is received from a Person not known by Lender to be in breach of an obligation of confidentiality to Obligors.

K.           Borrower represents and warrants to Lender that, with respect to the financing transaction herein contemplated, any person who is entitled to any brokerage fee or other commission shall be paid by Borrower and Borrower agrees to indemnify and hold Lender harmless against any and all such claims.

L.           The section titles contained in this Agreement are without substantive meaning and are not part of the Agreement.

M.           Borrower hereby releases and exculpates Lender, Lender’s officers, employees and designees, from any liability arising from any acts under this Agreement or in furtherance thereof, whether as attorney-in-fact or otherwise, whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for gross negligence or willful misconduct. In no event will Lender have any liability to Borrower for lost profits or other special or consequential damages.

N.           Lender may, at Lender’s option, cure any default by Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against Borrower, discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and pay any amount, incur any expense or perform any act which, in Lender’s sole judgment, is necessary or appropriate to preserve, protect, insure, maintain, or realize upon the Collateral. Such amounts to be part of the Obligations and repayable to Lender on demand. Lender shall be under no obligation to effect such cure, payment, bonding or discharge, and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower.

O.           The term “including” means “including, without limitation”, and the term “includes” means “includes, without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall.” The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined.

P.           This Agreement and the other Loan Documents will be interpreted and determined under the laws of the State of Michigan without any regard to any conflict of laws provisions.

Q.           Borrower, at Lender’s request, will make, execute and acknowledge any and all further instruments or agreements necessary to carry out the intent of this Agreement and the other Loan Documents.

R.           This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering such an executed counterpart of the signature page to this Agreement by facsimile or electronic mail to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

S.           Neither Lender nor its affiliates directors, officers, agents, attorneys or employees are liable to Borrower or Guarantor or affiliates for any action taken or omitted by it or any of them under the Loan Documents except for such liability as may be imposed by law for gross negligence, willful misconduct or actual fraud, and no claim shall be made by Borrower or Guarantor or any of Borrower’s affiliated, directors, officers, agents, employees for any special or consequential damages or punitive damages arising out of, or related to the Loan Documents or the transactions between the Parties.

T.           This Agreement and the other Loan Documents represent the complete Agreement between the parties with respect to the subject matter of this Agreement, and there are no promises, undertakings, representations or warranties by Lender relative to the subject matter of this Agreement not expressly set forth in this Agreement or the other Loan Documents. This Agreement and the other Loan Documents may be amended only in writing.

U.           If any provision of this Agreement is in conflict with any law or statute or is otherwise unenforceable, then the provision will be deemed null and void only to the extent of such provision and the provision will be deemed severable and the remainder of this Agreement shall be in full force and effect.

22.           INDEMNIFICATION. Borrower hereby agrees to indemnify, defend and hold Lender and its affiliates, subsidiaries, agents, directors, officers, participants, employees, attorneys, agents and their successors and assigns (collectively “Indemnified Parties”) harmless against any and all liabilities of any kind, nature or description and damages whether they are direct, indirect or consequential, including attorney’s fees and other professionals and experts incurred or suffered directly or indirectly by Indemnified Parties or asserted against Indemnified Parties by anyone whosoever, including Borrower or Guarantor, which arise out of the Loan Documents or the relationship and transaction between the Parties, except to the extent resulting from the gross negligence or willful misconduct of the Indemnified Parties. This provision shall survive the termination of this Agreement.

23.           JOINT AND SEVERAL OBLIGATIONS. If more than one person or entity is named as Borrower in this Agreement, all Obligations, representations, warranties, covenants and indemnities of Borrower set forth herein and in the other Loan Documents shall be the joint and several obligations of such persons and/or entities.

24.           JURISDICTION. BORROWER AND GUARANTOR AGREE THAT ANY ACTION TO ENFORCE BORROWER’S OR GUARANTOR’S OBLIGATIONS TO LENDER SHALL BE PROSECUTED EITHER IN THE CIRCUIT COURT OF MACOMB COUNTY MICHIGAN OR THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF MICHIGAN (UNLESS LENDER, IN ITS SOLE DISCRETION, ELECTS SOME OTHER JURISDICTION), AND BORROWER AND GUARANTOR SUBMIT TO THE JURISDICTION OF ANY SUCH COURT SELECTED BY LENDER. BORROWER AND GUARANTOR WAIVE ANY AND ALL RIGHTS TO CONTEST THE JURISDICTION AND VENUE OF ANY ACTION BROUGHT IN THIS MATTER AND BORROWER AND GUARANTOR MAY BRING ANY ACTION AGAINST LENDER ONLY IN THE CIRCUIT COURT FOR THE COUNTY OF MACOMB OR THE FEDERAL COURT OR THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF MICHIGAN.

25.           WAIVER. ALL PARTIES, INCLUDING BORROWER AND GUARANTOR EACH KNOWINGLY AND VOLUNTARILY WAIVE ANY CONSTITUTIONAL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM, DISPUTE OR CONFLICT BETWEEN THE PARTIES OR UNDER THE LOAN DOCUMENTS AND AGREE THAT ANY LITIGATION SHALL BE HEARD BY A COURT OF COMPETENT JURISDICTION SITTING WITHOUT A JURY. BORROWER AND GUARANTOR ACKNOWLEDGE THAT THEY HAVE HAD THE OPPORTUNITY TO REVIEW THE EFFECT OF THIS PROVISION WITH COUNSEL OF THEIR CHOICE.

26.           RELEASE. BORROWER AND GUARANTOR RELEASE AND FOREVER DISCHARGE LENDER, ITS AFFILIATES, OFFICERS, AGENTS, EMPLOYEES AND DIRECTORS FROM ANY AND ALL CLAIMS OF ANY KIND WHATSOEVER FROM THE BEGINNING OF TIME TO DATE OF THIS AGREEMENT.

27.           NO ORAL AGREEMENTS. Borrower acknowledges that this Agreement represents the final agreement between Borrower and Lender and the terms of such documents may not be contradicted by evidence of prior, contemporaneous, or subsequent oral statements or agreements that may have or will be exchanged between Lender (including Lender’s officers, employees and agents) and Borrower.

The parties have executed this Agreement as of the date and year first written above.

LENDER:
UTICA LEASECO LLC, a Florida limited liability company
By: /s/ Craig L. Stormer
Craig L. Stormer Its: Vice President
BORROWER:
RANOR, INC.
a Delaware corporation
By: /s/ Robert Francis
Robert Francis
Its: President
GUARANTOR:
TECHPRECISION CORPORATION a Delaware corporation
By: /s/ Richard F. Fitzgerald
Richard F. Fitzgerald
Its: Chief Financial Officer